SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                           FORM 8-K


                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                       ___________________


  Date of Report (Date of earliest event reported) July 2, 1998

                   BIOCONTROL TECHNOLOGY, INC.
     (Exact name of registrant as specified in its charter)


       Pennsylvania                   0-10822                 25-1229323
(State of other jurisdiction   (Commission File Number)      (IRS Employer
  of incorporation)                                       Identification No.)


      300 Indian Springs Road, Indiana, Pennsylvania     15701
    (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code (412) 349-1811

_________________________________________________________________
                 (Former name or former address,
                  if changes since last report.)

Item 1.   Change in Control of Registrant.
          Not applicable.

Item 2.   Acquisition or Disposition of Assets.
          Not applicable.

Item 3.   Bankruptcy or Receivership.
          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant
          Not applicable.

Item 5.   Other Events.
                    Biocontrol Technology announced today that it has received approval to apply the Conformite Europeenne (CE) Mark to its Diasensorr1000, the company's noninvasive glucose sensor for diabetics. A worldwide standard for safety and quality assurance, the CE Mark permits Biocontrol to market the Diasensor in the European Union.
                The company intends to first enter the market  in
          the United Kingdom with sales through its distributor, EuroSurgical Ltd., which entered into an agreement with Biocontrol in May of this year.
               The CE Mark approval was granted by TUV Rheinland Product Safety GmbH, Cologne, Germany, an organization recognized by the European Union as a Notified Body for Product Certification.
               With this affirmation of the safety and quality of the Diasensor, Biocontrol plans to resubmit its application to the FDA for approval to market its device in the U.S.

Item 6.   Resignation of Registrant's Directors.
          Not Applicable

Item 7. Financial Statement, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements and Businesses Acquired
               Not Applicable.
          (b)  Pro Forma Financial Information
               Not Applicable.
          (c)  Exhibits - Press Release.

                           SIGNATURES

      Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BIOCONTROL TECHNOLOGY, INC.


                                   by  /s/   Fred E. Cooper
July 2, 1998                                 Fred E. Cooper, CEO

                                       BICO
                                       BIOCONTROL TECHNOLOGY, INC
                            2275 Swallow Hill Road, Building 2500
                                            Pittsburgh, PA  15220
Press Release

For More Information, Call:

Investors                                              Media
Diane McQuaide
Susan Taylor
1.412.429.0673  phone
1.412.279.9455 phone
1.412.279.9690  fax
1.412.279.9447 fax



       BIOCONTROL'S DIASENSOR APPROVED FOR EUROPEAN MARKET

     Pittsburgh, PA - July 2, 1998 - Biocontrol Technology, Inc. (Nasdaq:BICO) announced today that it has received approval to apply the Conformite Europeenne (CE) Mark to its Diasensorr1000, the company's noninvasive glucose sensor for diabetics. A worldwide standard for safety and quality assurance, the CE Mark permits Biocontrol to market the Diasensor in the European Union
(EU), which consists of the following countries: Austria; Belgium; Denmark; Finland; France; Germany; Greece; Ireland; Italy; Luxembourg; Netherlands; Portugal; Spain; Sweden; and the United Kingdom.
      The company intends to first enter the market in the United Kingdom with sales through its distributor, EuroSurgical Ltd., which entered into an agreement with Biocontrol in May of this year.
     David Purdy, president of Biocontrol, said, "The market potential in the EU is tremendous. The World Health Organization estimates that out of the approximately 470 million people living in the European Union, there are over 30 million people with diabetes, many of whom would benefit from using our device."
     With the CE Mark completed, the Company can now exert more effort in other markets, such as the Middle East, where the CE Mark is not required but is looked to for reinforcement of the quality and safety of a medical device.
     The CE Mark approval was granted by TUV Rheinland Product Safety GmbH, Cologne, Germany, an organization recognized by the European Union as a Notified Body for Product Certification. In order to receive this approval, the company had to verify that its device could meet the requirements of the EU's Medical Device Directive (MDD) by undergoing TUV's audits and certification of its quality system, rigorous safety testing, and clinical trials. Biocontrol completed several months of clinical studies and submitted the data for TUV's review and approval.
      With this affirmation of the safety and quality of the Diasensor, Biocontrol plans to resubmit its application to the FDA for approval to market its device in the U.S.
     Biocontrol Technology, Inc. (www.bico.com) has its corporate offices in Pittsburgh, PA and is involved in the development and manufacture of biomedical devices and environmental products.